EXHIBIT G

                                    EXHIBIT G

                      Information with Respect to Executive
                    Officers and Directors of the Undersigned
                    -----------------------------------------

                  The following sets forth as to each of the executive officers and directors of the undersigned: his name; his business address; and his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless otherwise specified, the principal employer of each officer is Agway, AFC, or AHI, the business address of each of which is c/o Agway Inc., P.O. Box 4933, Syracuse, New York 13221-4933 (tel. 315-449-6436) and each such individual identified below is a citizen of the United States. The principal occupation of all directors of Agway is full-time farming. To the knowledge of the Reporting Persons, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws except as reported in Item 2(d) of this Schedule 13D.


                                                   Agway Inc. Officers
                                                   -------------------
                                                                                                           Shares
                                                                                                        Beneficially
       Name                             Present Principal Occupation                                       Owned
-----------------------       ----------------------------------------------------                      -------------
Donald P. Cardarelli          President and Chief Executive Officer                                          0
Daniel J. Edinger             President, Telmark LLC                                                         0
John F. Feeney                Corporate Controller                                                           0
Robert A. Fischer, Jr.        President, Agway Agricultural Products                                         0
Mark Goodman                  President, Agway Retail Services                                               0
David M. Hayes                Senior Vice President, General Counsel and Secretary                           0
Stephen H. Hoefer             Senior Vice President, Public Affairs                                          0
Michael R. Hopsicker          President, Agway Energy Products LLC                                           0
Karen A. Johnson              Treasurer                                                                      0
Dennis J. LaHood              President, Country Products Group                                              0
Peter J. O'Neill              Senior Vice President, Finance & Control                                       0
William L. Parker             Vice President and Chief Information Officer                                   0
Robert D. Sears               Vice President, Membership                                                     0
Gerald R. Seeber              Senior Vice President, Administrative Services and                             0
                              President, Agway Insurance Group
G. Leslie Smith               Vice President and Chief Investment Officer                                    0


                                            Agway Inc. Board of Directors
                                                                                                            Shares
                                                                                                         Beneficially
     Name                         Business Name                   Business Address                           Owned
-----------------            -----------------------          -----------------------                    -------------
Ralph H. Heffner             Jersey Acres Farms Inc.          RD2, Box 422                                    0
                                                              Panther Valley Road
                                                              Pine Grove, PA 17963

Gary K. Van Slyke            Van Slyke's Dairy Farm           5633 Griffith Road                              0
                                                              Portageville, NY 14536

Kevin B. Barrett             Heavenly View Farm               RD 4, Box 175                                   0
                                                              Barrett Road
                                                              Towanda, PA 18848

Keith H. Carlisle            Carlisle Bros., Inc.             RD 1, Box 72A                                   0
                                                              Rt. 36
                                                              Greenwood, DE 19950

D. Gilbert Couser            Shawangunk View                  426 Drexel Dr.                                  0
                             Farm                             Pine Bush, NY 12566

Andrew J. Gilbert            Adon Farms                       Box 517                                         0
                                                              State Highway 72
                                                              Potsdam, NY 13676

Peter D. Hanks               Big Green Farms, Inc.            Star Route, Box 41                              0
                                                              Hanks Road
                                                              Salem, NY 12865

Robert L. Marshman           Marshman Farms                   RD 3, Box 116 (E. River Rd.)                    0
                                                              Oxford, NY 13830

Jeffrey B. Martin            Martin Farms                     RD #4, Ridge Road                               0
                                                              Cazenovia, NY 13035

Samuel F. Minor              The Spring House                 1531 Rt. 136                                    0
                                                              Spring House
                                                              Washington, PA  15301

Carl D. Smith                Hillacre Farms                   RD 1, Box 1335                                  0
                                                              Smith Road
                                                              Corinna, ME 04928

Thomas E. Smith              Lazy Acres Dairy                 180 Osborn Rd.                                  0
                                                              Greenville, PA 16125

Joel L. Wenger               Weng-Lea Farms                   8988 Hades Church Rd.                           0
                                                              Greencastle, PA 17225

Edwin C. Whitehead           White Ayr Farms                  71 Popple Swamp Rd.                             0
                                                              Washington Depot, CT  06794

William W. Young             Will-O-Crest Farm                800 County Rd. 27                               0
                                                              Clifton Springs, NY 14432



                           Agway Financial Corporation
                         Board of Directors and Officers
                         -------------------------------
       Name                                  Present Title                            Shares Beneficially Owned
-----------------------                 -------------------------                     -------------------------
Donald P. Cardarelli                    Chairman of the Board,                                    0
                                        President, & Director

Peter J. O'Neill                        Vice President & Director                                 0

David M. Hayes                          Director                                                  0

Karen A. Johnson                        Treasurer                                                 0




                               Agway Holdings Inc.
                          Board of Directors & Officers
                          ------------------------------
                 Name                               Present Title                     Shares Beneficially Owned
-------------------------               --------------------------                    -------------------------
Donald P. Cardarelli                    Chairman of the Board,                                    0
                                        President, & Director

Peter J. O'Neill                        Vice President & Director                                 0

Dennis J. LaHood                        Vice President                                            0

David M. Hayes                          Director                                                  0

Karen A. Johnson                        Treasurer                                                 0